UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): August 27, 2012

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758
(Address of principal executive offices (zip code))

(512) 777-3800
(Registrant’s telephone number, including area code)

Hanger Orthopedic Group, Inc.
(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2012, Vinit K. Asar entered into a Second Amended and Restated Employment Agreement (the “Amended Agreement”) with Hanger, Inc. (the “Company”), which amended and restated Mr. Asar’s Amended and Restated Employment Agreement with the Company, dated as of January 1, 2012 (the “Original Agreement”).  The amendments to the Original Agreement include confirmation of Mr. Asar’s May 21, 2012 appointment to the position of Chief Executive Officer of both the Company and its wholly-owned subsidiary, Hanger Prosthetics & Orthotics, Inc. The Amended Agreement also increases Mr. Asar’s base salary to $585,000 per annum and his target and maximum bonus to 100% and 200%, respectively, of his base salary, memorializes the grant to Mr. Asar of fifteen thousand shares of the Company’s common stock, with one quarter of such shares to be time-based shares, and three quarters of such shares to be performance-based shares, and increases certain perquisites.  In addition, the Amended Agreement adjusts Mr. Asar’s severance package to provide for twenty-four months’ salary continuation and a bonus payment in the amount of two times the target bonus for the year in which Mr. Asar is terminated (the “Severance Amount”).  The Amended Agreement also provides that Mr. Asar is entitled to receive the Severance Amount in the event he voluntarily resigns due to a material diminution of his duties or a material reduction in his base salary or benefits.  Finally, the Amended Agreement extends Mr. Asar’s non-competition obligations to twenty-four months following his termination, and adjusts the assignment provisions of the agreement to provide that any successor to the Company shall honor the terms of the Amended Agreement.

The foregoing description of the amendments to the Original Agreement embodied in the Amended Agreement is qualified in its entirety by reference to the copy of the Amended Agreement that is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03                                           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2012, the Company filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation (the “Restated Certificate”), which Restated Certificate was effective upon filing.  The Restated Certificate restated and integrated (i) the Company’s Amended and Restated Certificate of Incorporation, (ii) the Company’s recently filed amendment to its Amended and Restated Certificate of Incorporation, which changed the Company’s corporate name to Hanger, Inc., and (ii) the contents of a Certificate of Change of Location of Registered Office and of Registered Agent, which changed the Company’s registered agent in the State of Delaware to Corporation Service Company and updated the registered office accordingly.

The Restated Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

(3.1)                             Restated Certificate of Incorporation of Hanger, Inc., dated August 27, 2012.

(10.1)                      Second Amended and Restated Employment Agreement, dated as of August 27, 2012, between Hanger, Inc. and Vinit K. Asar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: August 29, 2012

EXHIBIT INDEX

Exhibit No.	Description

(3.1)	Restated Certificate of Incorporation of Hanger, Inc., dated August 27, 2012.

(10.1)	Second Amended and Restated Employment Agreement, dated as of August 27, 2012, between Hanger, Inc. and Vinit K. Asar.